                                                                     EXHIBIT 2.5

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of CCIC and the historical financial statements of the entities acquired by CCIC during the periods presented, adjusted to give effect to the following transactions:

    (1) the roll-up of our U.K. subsidiary to an 80% ownership interest in August 1998;

    (2) CCIC's initial public offering in August 1998;

    (3) the conversion of CCIC's senior convertible preferred stock into common stock, all of which had been converted as of July 17, 1998;

    (4) the issuance of the exchangeable preferred stock in December 1998;

    (5) the recent debt and equity offerings;

    (6) the Bell Atlantic joint venture;

    (7) the proposed BellSouth transaction; and

    (8) the Powertel acquisition.

   The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 gives effect to these transactions as if they had occurred as of January 1, 1998. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999 gives effect to the (1) recent debt and equity offerings and (2) the recent and proposed transactions described in clauses (6), (7) and (8) above as if they had occurred as of January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the (1) recent debt and equity offerings and (2) the recent and proposed transactions described in clauses (7) and (8) above as if they had occurred as of March 31, 1999. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

   Included in the notes accompanying the pro forma financial statements are tables summarizing the unaudited pro forma results of operations and balance sheet for CCIC and its subsidiaries that are restricted by covenants in our high yield debt instruments. These subsidiaries exclude our U.K. subsidiaries and the Bell Atlantic joint venture, both of which are designated as unrestricted subsidiaries under our high yield debt instruments.

   The pro forma financial statements do not purport to represent what CCIC's results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project CCIC's results of operations or financial condition for any future date or period. The pro forma financial statements should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in CCIC's Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

   The roll-up, the Bell Atlantic joint venture and the Powertel acquisition are accounted for under the purchase method of accounting. The total purchase price for the roll-up, the Bell Atlantic joint venture and the Powertel acquisition has been allocated to the identifiable tangible and intangible assets and liabilities of the applicable acquired business based upon CCIC's preliminary estimate of their fair values with the remainder allocated to goodwill and other intangible assets. The allocations of the purchase prices may be revised when additional information concerning asset and liability valuations is obtained; however, we do not expect that any such revisions will have a material effect on our consolidated financial position or results of operations. We have recorded the purchase price for the roll-up based on (1) the number of shares of our common stock and Class A common stock exchanged for shares of CTSH's capital stock and (2) the price per share received by us in our initial public offering.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         Year Ended December 31, 1998
               (Dollars in thousands, except per share amounts)

                                                                                     Pro Forma   Historical
                                                                                      for 1998      Bell
                                         Adjustments     Pro Forma   Adjustments    Transactions  Atlantic  Adjustments
                   Historical Historical   for 1998       for 1998       for            and        Joint     for Joint
                    CCIC(a)    CTSH(b)   Transactions   Transactions  Offerings      Offerings   Venture(j)   Venture
                   ---------- ---------- ------------   ------------ -----------    ------------ ---------- -----------
Net revenues:
 Site rental and
 broadcast
 transmission....   $ 75,028   $84,714     $    --        $159,742    $    --        $ 159,742    $ 11,183    $31,009(k)
 Network services
 and other.......     38,050    12,514         (265)(c)     50,299         --           50,299         --         --
                    --------   -------     --------       --------    --------       ---------    --------    -------
 Total net
 revenues........    113,078    97,228         (265)       210,041         --          210,041      11,183     31,009
                    --------   -------     --------       --------    --------       ---------    --------    -------
Operating
 expenses:
 Costs of
 operations:
 Site rental and
 broadcast
 transmission....     26,254    35,901          --          62,155         --           62,155      14,941        -- (l)
 Network services
 and other.......     21,564     7,916          --          29,480         --           29,480         --         --
 General and
 administrative..     23,571     5,265         (265)(c)     28,571         --           28,571         --         -- (l)
 Corporate
 development.....      4,625         8          --           4,633         --            4,633         --         --
 Non-cash
 compensation
 charges.........     12,758     3,831          --          16,589         --           16,589         --         --
 Depreciation and
 amortization....     37,239    25,684       11,463 (d)     74,386         --           74,386       6,278     23,346 (m)
                    --------   -------     --------       --------    --------       ---------    --------    -------
                     126,011    78,605       11,198        215,814         --          215,814      21,219     23,346
                    --------   -------     --------       --------    --------       ---------    --------    -------
Operating income
 (loss)..........    (12,933)   18,623      (11,463)        (5,773)        --           (5,773)    (10,036)     7,663
Other income
 (expense):
 Equity in
 earnings of
 unconsolidated
 affiliate.......      2,055       --        (2,055)(e)        --          --              --          --         --
 Interest and
 other income
 (expense).......      4,220       725          --           4,945         --            4,945         --         --
 Interest expense
 and amortization
 of deferred
 financing
 costs...........    (29,089)  (13,378)       3,689 (f)    (38,778)    (52,642)(i)     (91,420)        --     (17,711)(n)
                    --------   -------     --------       --------    --------       ---------    --------    -------
Income (loss)
 before income
 taxes and
 minority
 interests.......    (35,747)    5,970       (9,829)       (39,606)    (52,642)        (92,248)    (10,036)   (10,048)
Provision for
 income taxes....       (374)      --           --            (374)        --             (374)        --         --
Minority
 interests.......     (1,654)      --        (1,194)(g)     (2,848)        --           (2,848)        --       4,155 (o)
                    --------   -------     --------       --------    --------       ---------    --------    -------
Net income
 (loss)..........    (37,775)    5,970      (11,023)       (42,828)    (52,642)        (95,470)    (10,036)    (5,893)
Dividends on
 preferred
 stock...........     (5,411)      --       (21,334)(h)    (26,745)        --          (26,745)        --         --
                    --------   -------     --------       --------    --------       ---------    --------    -------
Net income (loss)
 after deduction
 of dividends on
 preferred
 stock...........   $(43,186)  $ 5,970     $(32,357)      $(69,573)   $(52,642)      $(122,215)   $(10,036)   $(5,893)
                    ========   =======     ========       ========    ========       =========    ========    =======
Loss per common
 share--basic and
 diluted ........   $  (1.02)                             $  (0.74)                  $   (0.97)
                    ========                              ========                   =========
Common shares
 outstanding--
 basic and
 diluted (in
 thousands)......     42,518                                94,064                     126,566
                    ========                              ========                   =========
                     Pro Forma
                     for 1998    Adjustments
                   Transactions,     for                     Adjustments
                     Offerings    Proposed                       for        Pro Forma
                     and Joint    BellSouth      Historical   Powertel       for the
                      Venture    Transaction     Powertel(s) Acquisition   Transactions
                   ------------- --------------- ----------- ------------- ------------
Net revenues:
 Site rental and
 broadcast
 transmission....    $ 201,934     $33,840(p)     $  1,865     $14,040(t)   $ 251,679
 Network services
 and other.......       50,299         --              --          --          50,299
                   ------------- --------------- ----------- ------------- ------------
 Total net
 revenues........      252,233      33,840           1,865      14,040        301,978
                   ------------- --------------- ----------- ------------- ------------
Operating
 expenses:
 Costs of
 operations:
 Site rental and
 broadcast
 transmission....       77,096      11,400(l)(q)     6,167         -- (l)      94,663
 Network services
 and other.......       29,480         --              --          --          29,480
 General and
 administrative..       28,571         -- (l)          --          -- (l)      28,571
 Corporate
 development.....        4,633         --              --          --           4,633
 Non-cash
 compensation
 charges.........       16,589         --              --          --          16,589
 Depreciation and
 amortization....      104,010      30,500 (r)       7,534       6,111 (u)    148,155
                   ------------- --------------- ----------- ------------- ------------
                       260,379      41,900          13,701       6,111        322,091
                   ------------- --------------- ----------- ------------- ------------
Operating income
 (loss)..........       (8,146)     (8,060)        (11,836)      7,929        (20,113)
Other income
 (expense):
 Equity in
 earnings of
 unconsolidated
 affiliate.......          --          --              --          --             --
 Interest and
 other income
 (expense).......        4,945         --              --          --           4,945
 Interest expense
 and amortization
 of deferred
 financing
 costs...........     (109,131)        --              --          --        (109,131)
                   ------------- --------------- ----------- ------------- ------------
Income (loss)
 before income
 taxes and
 minority
 interests.......     (112,332)     (8,060)        (11,836)      7,929       (124,299)
Provision for
 income taxes....         (374)        --              --          --            (374)
Minority
 interests.......        1,307         --              --          --           1,307
                   ------------- --------------- ----------- ------------- ------------
Net income
 (loss)..........     (111,399)     (8,060)        (11,836)      7,929       (123,366)
Dividends on
 preferred
 stock...........      (26,745)        --              --          --         (26,745)
                   ------------- --------------- ----------- ------------- ------------
Net income (loss)
 after deduction
 of dividends on
 preferred
 stock...........    $(138,144)    $(8,060)       $(11,836)    $ 7,929      $(150,111)
                   ============= =============== =========== ============= ============
Loss per common
 share--basic and
 diluted ........    $   (0.94)                                             $   (0.96)
                   =============                                           ============
Common shares
 outstanding--
 basic and
 diluted (in
 thousands)......      147,559                                                156,643
                   =============                                           ============

      See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       Three Months Ended March 31, 1999
               (Dollars in thousands, except per share amounts)

                                                          Historical               Pro Forma  Adjustments
                                                             Bell                     for         for
                                Adjustments    Pro Forma   Atlantic  Adjustments   Offerings   Proposed
                     Historical     for           for       Joint     for Joint    and Joint   BellSouth      Historical
                      CCIC(a)    Offerings     Offerings  Venture(j)   Venture      Venture   Transaction     Powertel(s)
                     ---------- -----------    ---------  ---------- -----------   ---------  -----------     -----------
Net revenues:
 Site rental and
 broadcast
 transmission......   $ 45,326   $     --      $ 45,326    $ 3,705     $ 8,092(k)  $ 57,123     $ 8,460(p)      $ 1,118
 Network services
 and other.........      9,783         --         9,783         --          --        9,783          --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
   Total net
   revenues........     55,109         --        55,109      3,705       8,092       66,906       8,460           1,118
                      --------   --------      --------    -------     -------     --------     -------         -------
Operating expenses:
 Costs of
 operations:
   Site rental and
   broadcast
   transmission....     18,527         --        18,527      5,359          --(l)    23,886       2,850(l)(q)     1,641
   Network services
   and other.......      6,982         --         6,982         --          --        6,982          --              --
 General and
 administrative....      8,304         --         8,304         --          --(l)     8,304          --(l)           --
 Corporate
 development.......        874         --           874         --          --          874          --              --
 Restructuring
 charges...........      1,814         --         1,814         --          --        1,814          --              --
 Non-cash
 compensation
 charges...........        667         --           667         --          --          667          --              --
 Depreciation and
 amortization......     19,656         --        19,656      1,899       6,222(m)    27,777       7,625(r)        2,151
                      --------   --------      --------    -------     -------     --------     -------         -------
                        56,824         --        56,824      7,258       6,222       70,304      10,475           3,792
                      --------   --------      --------    -------     -------     --------     -------         -------
Operating income
(loss).............     (1,715)        --        (1,715)    (3,553)      1,870       (3,398)     (2,015)         (2,674)
Other income
(expense):
 Interest and
 other income
 (expense).........        340         --           340         --          --          340          --              --
 Interest expense
 and amortization
 of deferred
 financing costs...    (11,286)   (15,208)(i)   (26,494)        --      (4,428)(n)  (30,922)         --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Income (loss)
before income
taxes, minority
interests and
cumulative effect
of change in
accounting
principle..........    (12,661)   (15,208)      (27,869)    (3,553)     (2,558)     (33,980)     (2,015)         (2,674)
Provision for
income taxes.......       (127)        --          (127)        --          --         (127)         --              --
Minority
interests..........       (685)        --          (685)        --       1,224(o)       539          --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Income (loss)
before cumulative
effect of change in
accounting
principle..........    (13,473)   (15,208)      (28,681)    (3,553)     (1,334)     (33,568)     (2,015)         (2,674)
Cumulative effect
of change in
accounting
principle for costs
of start-up
activities.........     (2,414)        --        (2,414)        --          --       (2,414)         --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Net income (loss)..    (15,887)   (15,208)      (31,095)    (3,553)     (1,334)     (35,982)     (2,015)         (2,674)
Dividends on
preferred stock....     (6,408)        --        (6,408)        --          --       (6,408)         --              --
                      --------   --------      --------    -------     -------     --------     -------         -------
Net income (loss)
after deduction of
dividends on
preferred stock....   $(22,295)  $(15,208)     $(37,503)   $(3,553)    $(1,334)    $(42,390)    $(2,015)        $(2,674)
                      ========   ========      ========    =======     =======     ========     =======         =======
Per common share--
basic and diluted:
 Loss before
 cumulative effect
 of change in
 accounting
 principle.........   $  (0.21)                $  (0.27)                           $  (0.27)
 Cumulative effect
 of change in
 accounting
 principle.........      (0.03)                   (0.02)                              (0.02)
                      --------                 --------                            --------
 Net loss..........   $  (0.24)                $  (0.29)                           $  (0.29)
                      ========                 ========                            ========
Common shares
outstanding--basic
and diluted (in
thousands).........     94,732                  127,234                             148,227
                      ========                 ========                            ========
                     Adjustments
                         for       Pro Forma
                      Powertel      for the
                     Acquisition  Transactions
                     ------------ ------------
Net revenues:
 Site rental and
 broadcast
 transmission......    $3,510(t)    $ 70,211
 Network services
 and other.........        --          9,783
                     ------------ ------------
   Total net
   revenues........     3,510         79,994
                     ------------ ------------
Operating expenses:
 Costs of
 operations:
   Site rental and
   broadcast
   transmission....        --(l)      28,377
   Network services
   and other.......        --          6,982
 General and
 administrative....        --(l)       8,304
 Corporate
 development.......        --            874
 Restructuring
 charges...........        --          1,814
 Non-cash
 compensation
 charges...........        --            667
 Depreciation and
 amortization......     1,244(u)      38,797
                     ------------ ------------
                        1,244         85,815
                     ------------ ------------
Operating income
(loss).............     2,266         (5,821)
Other income
(expense):
 Interest and
 other income
 (expense).........        --            340
 Interest expense
 and amortization
 of deferred
 financing costs...        --        (30,922)
                     ------------ ------------
Income (loss)
before income
taxes, minority
interests and
cumulative effect
of change in
accounting
principle..........     2,266        (36,403)
Provision for
income taxes.......        --           (127)
Minority
interests..........        --            539
                     ------------ ------------
Income (loss)
before cumulative
effect of change in
accounting
principle..........     2,266        (35,991)
Cumulative effect
of change in
accounting
principle for costs
of start-up
activities.........        --         (2,414)
                     ------------ ------------
Net income (loss)..     2,266        (38,405)
Dividends on
preferred stock....        --         (6,408)
                     ------------ ------------
Net income (loss)
after deduction of
dividends on
preferred stock....    $2,266       $(44,813)
                     ============ ============
Per common share--
basic and diluted:
 Loss before
 cumulative effect
 of change in
 accounting
 principle.........                 $  (0.27)
 Cumulative effect
 of change in
 accounting
 principle.........                    (0.01)
                                  ------------
 Net loss..........                 $  (0.28)
                                  ============
Common shares
outstanding--basic
and diluted (in
thousands).........                  157,311
                                  ============

     See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations

  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations
                             (Dollars in thousands)

(a) The historical results of operations for our U.K. business are included in CCIC's historical results of operations for the period from the date of the roll-up, August 21, 1998, through December 31, 1998.
(b) Reflects the historical results of operations of our U.K. business (under U.S. GAAP) for the periods prior to the completion of the roll-up on August 21, 1998. Such results have been translated from pounds sterling to U.S. dollars at the average noon buying rate for the period.
(c) Reflects the elimination of management fees payable to CCIC from Castle Transmission.
(d) Reflects the incremental amortization of goodwill as a result of the roll-up. Goodwill is being amortized over twenty years.
(e) Reflects the elimination of equity accounting adjustments to include CCIC's percentage in our U.K. business' earnings and losses.
(f) Reflects decrease in interest expense attributable to the repayment of borrowings under CCIC's senior credit facility from a portion of the net proceeds from the issuance of our exchangeable preferred stock.
(g) Reflects the minority interest in dividends accrued on CTSH's redeemable preference shares.
(h) Reflects (1) decrease in dividends of $4,348 attributable to the conversion of the outstanding shares of senior convertible preferred stock into shares of common stock and (2) increase in dividends of $25,682 attributable to the exchangeable preferred stock.
(i) Reflects:
  (1) increase in interest expense as a result of the issuance of the notes in the recent debt offering of $48,313 for the year ended December 31, 1998 and $11,875 for the three months ended March 31, 1999;
  (2) amortization of deferred financing costs related to the notes issued in the recent debt offering of $1,329 for the year ended December 31, 1998 and $333 for the three months ended March 31, 1999; and
  (3) nonrecurring financing fees of $3,000 for both periods related to the term loans incurred to fund the escrow payments in connection with the proposed BellSouth transaction and the Powertel acquisition.
(j) Reflects the historical results of operations of the tower operations contributed to the Bell Atlantic joint venture.
(k) Reflects additional revenues to be recognized by the Bell Atlantic joint venture under the global lease and the formation agreement.
(l) We expect that the Bell Atlantic joint venture will incur incremental operating expenses as a stand-alone entity. Such incremental expenses are currently estimated to amount to approximately $5,137 per year. In addition, we expect that we will incur incremental operating expenses as a result of the BellSouth transaction and the Powertel acquisition. Such incremental expenses are currently estimated to amount to approximately $15,917 per year. These incremental operating expenses are based on management's best estimates rather than any contractual obligations; as such, these amounts have not been presented as adjustments in the accompanying pro forma financial statement.
(m) Reflects the incremental depreciation of property and equipment as a result of the Bell Atlantic joint venture. Property and equipment is being depreciated over twenty years.
(n) Reflects additional interest expense attributable to borrowings under the credit facility entered into by the Bell Atlantic joint venture. Such borrowings are initially estimated to incur interest at a rate of 9.25% per annum.
(o) Reflects the minority partner's 38.5% interest in the joint venture's operations.
(p) Reflects additional revenues to be recognized by CCIC in connection with the BellSouth transaction for the sublease of tower space by BellSouth. This amount includes: $26,640 in revenues to be received from BellSouth and $7,200 in revenues to be received from other tenants for the year ended December 31,

   1998; and $6,660 in revenues to be received from BellSouth and $1,800 in revenues to be received from other tenants for the three months ended March 31, 1999.
(q) Reflects additional costs to be incurred for ground rents in connection with the preliminary BellSouth agreement.
(r) Reflects the incremental depreciation of property and equipment as a result of the BellSouth transaction. Property and equipment is being depreciated over twenty years.
(s) Reflects the historical results of operations of the tower operations acquired in the Powertel acquisition.
(t) Reflects additional revenues to be recognized by CCIC in connection with the Powertel acquisition under the master site agreements.
(u) Reflects the incremental depreciation of property and equipment as a result of the Powertel acquisition. Property and equipment is being depreciated over twenty years.

   The following tables summarize the unaudited pro forma results of operations for the restricted group under our high yield debt instruments. Such information is not intended as an alternative measure of the operating results as would be determined in accordance with generally accepted accounting principles.

                                                            Year Ended December 31, 1998
                           ------------------------------------------------------------------------------------------------
                                                                Restricted  Adjustments                         Restricted
                                                   Exclusion of   Group         for                Adjustments  Group Pro
                           Pro Forma  Exclusion of   Certain    Pro Forma    Proposed                  for      Forma for
                              for     Unrestricted Adjustments     for       BellSouth  Historical  Powertel       the
                           Offerings  Subsidiaries for Roll-Up  Offerings   Transaction  Powertel  Acquisition Transactions
                           ---------  ------------ ------------ ----------  ----------- ---------- ----------- ------------
 Net revenues:
 Site rental and
  broadcast
  transmission..........   $ 159,742   $(137,201)    $   --     $  22,541     $33,840    $  1,865    $14,040    $  72,286
 Network services and
  other.................      50,299     (18,082)        --        32,217         --          --         --        32,217
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
  Total net revenues....     210,041    (155,283)        --        54,758      33,840       1,865     14,040      104,503
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Operating expenses:
 Costs of operations:
  Site rental and
   broadcast
   transmission.........      62,155     (56,038)        --         6,117      11,400       6,167        --        23,684
  Network services and
   other................      29,480     (12,151)        --        17,329         --          --         --        17,329
 General and
  administrative........      28,571      (7,683)        265       21,153         --          --         --        21,153
 Corporate development..       4,633          (8)        --         4,625         --          --         --         4,625
 Non-cash compensation
  charges...............      16,589      (6,682)        --         9,907         --          --         --         9,907
 Depreciation and
  amortization..........      74,386     (46,002)    (11,463)      16,921      30,500       7,534      6,111       61,066
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
                             215,814    (128,564)    (11,198)      76,052      41,900      13,701      6,111      137,764
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Operating income
  (loss)................      (5,773)    (26,719)     11,198      (21,294)     (8,060)    (11,836)     7,929      (33,261)
 Other income (expense):
 Interest and other
  income (expense)......       4,945      (3,844)        --         1,101         --          --         --         1,101
 Interest expense and
  amortization of
  deferred financing
  costs.................     (91,420)     20,740         --       (70,680)        --          --         --       (70,680)
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Income (loss) before
  income taxes and
  minority interests....     (92,248)     (9,823)     11,198      (90,873)     (8,060)    (11,836)     7,929     (102,840)
 Provision for income
  taxes.................        (374)        --          --          (374)        --          --         --          (374)
 Minority interests.....      (2,848)      1,654       1,194          --          --          --         --           --
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Net income (loss)......     (95,470)     (8,169)     12,392      (91,247)     (8,060)    (11,836)     7,929     (103,214)
 Dividends on preferred
  stock.................     (26,745)        --          --       (26,745)        --          --         --       (26,745)
                           ---------   ---------     -------    ---------     -------    --------    -------    ---------
 Net income (loss) after
  deduction of dividends
  on preferred stock....   $(122,215)  $  (8,169)    $12,392    $(117,992)    $(8,060)   $(11,836)   $ 7,929    $(129,959)
                           =========   =========     =======    =========     =======    ========    =======    =========

                                                   Three Months Ended March 31, 1999
                         --------------------------------------------------------------------------------------
                                                 Restricted Adjustments                         Restricted
                                                   Group        for                Adjustments  Group Pro
                         Pro Forma  Exclusion of Pro Forma   Proposed                  for      Forma for
                            for     Unrestricted    for      BellSouth  Historical  Powertel       the
                         Offerings  Subsidiaries Offerings  Transaction  Powertel  Acquisition Transactions
                         ---------  ------------ ---------- ----------- ---------- ----------- ------------
Net revenues:
 Site rental and
  broadcast
  transmission.......... $ 45,326     $(39,010)   $  6,316    $ 8,460    $ 1,118     $3,510      $ 19,404
 Network services and
  other.................    9,783       (3,845)      5,938         --         --         --         5,938
                         --------     --------    --------    -------    -------     ------      --------
   Total net revenues...   55,109      (42,855)     12,254      8,460      1,118      3,510        25,342
                         --------     --------    --------    -------    -------     ------      --------
Operating expenses:
 Costs of operations:
   Site rental and
    broadcast
    transmission........   18,527      (16,884)      1,643      2,850      1,641         --         6,134
   Network services and
    other...............    6,982       (3,900)      3,082         --         --         --         3,082
 General and
  administrative........    8,304       (1,680)      6,624         --         --         --         6,624
 Corporate
  development...........      874          (33)        841         --         --         --           841
 Restructuring
  charges...............    1,814          --        1,814         --         --         --         1,814
 Non-cash compensation
  charges...............      667         (284)        383         --         --         --           383
 Depreciation and
  amortization..........   19,656      (15,139)      4,517      7,625      2,151      1,244        15,537
                         --------     --------    --------    -------    -------     ------      --------
                           56,824      (37,920)     18,904     10,475      3,792      1,244        34,415
                         --------     --------    --------    -------    -------     ------      --------
 Operating income
  (loss)................   (1,715)      (4,935)     (6,650)    (2,015)    (2,674)     2,266        (9,073)
Other income (expense):
 Interest and other
  income (expense)......      340       (2,668)     (2,328)        --         --         --        (2,328)
 Interest expense and
  amortization of
  deferred financing
  costs.................  (26,494)       5,539     (20,955)        --         --         --       (20,955)
                         --------     --------    --------    -------    -------     ------      --------
 Income (loss) before
  income taxes,
  minority interests
  and cumulative effect
  of change in
  accounting
  principle.............  (27,869)      (2,064)    (29,933)    (2,015)    (2,674)     2,266       (32,356)
 Provision for income
  taxes.................     (127)          --        (127)        --         --         --          (127)
 Minority interests.....     (685)         685          --         --         --         --            --
                         --------     --------    --------    -------    -------     ------      --------
 Loss before cumulative
  effect of change in
  accounting
  principle.............  (28,681)      (1,379)    (30,060)    (2,015)    (2,674)     2,266       (32,483)
 Cumulative effect of
  change in accounting
  principle for costs
  of start-up
  activities............   (2,414)          --      (2,414)        --         --         --        (2,414)
                         --------     --------    --------    -------    -------     ------      --------
 Net income (loss)......  (31,095)      (1,379)    (32,474)    (2,015)    (2,674)     2,266       (34,897)
 Dividends on preferred
  stock.................   (6,408)          --      (6,408)        --         --         --        (6,408)
                         --------     --------    --------    -------    -------     ------      --------
 Net income (loss)
  after deduction of
  dividends on
  preferred stock....... $(37,503)    $ (1,379)   $(38,882)   $(2,015)   $(2,674)    $2,266      $(41,305)
                         ========     ========    ========    =======    =======     ======      ========

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              As of March 31, 1999
                             (Dollars in thousands)

                                                              Adjustments
                                                                  for                    Adjustments
                                     Adjustments   Pro Forma   Proposed                      for         Pro Forma
                          Historical     for          for      BellSouth     Historical   Powertel        for the
                             CCIC     Offerings    Offerings  Transaction    Powertel(h) Acquisition    Transactions
                          ---------- -----------   ---------- -----------    ----------- -----------    ------------
Assets:
Current assets:
  Cash and cash
   equivalents..........  $  101,847  $974,921(a)  $1,076,768  $(380,000)(e)  $     --    $(224,617)(i)  $  472,151
  Receivables...........      37,146        --         37,146         --            --           --          37,146
  Inventories...........       8,634        --          8,634         --            --           --           8,634
  Prepaid expenses and
   other current
   assets...............       7,148        --          7,148         --         1,604           --           8,752
                          ----------  --------     ----------  ---------      --------    ---------      ----------
   Total current
    assets..............     154,775   974,921      1,129,696   (380,000)        1,604     (224,617)        526,683
Property and equipment,
 net....................   1,233,204        --      1,233,204    610,000 (f)   116,722      156,380 (j)   2,116,306
Escrow deposits for
 acquisitions...........     100,000        --        100,000    (50,000)(e)        --      (50,000)(i)          --
Goodwill and other
 intangible assets,
 net....................     617,769        --        617,769         --            --           --         617,769
Deferred financing costs
 and other assets, net..      17,946    15,950(b)      33,896         --            --           --          33,896
                          ----------  --------     ----------  ---------      --------    ---------      ----------
                          $2,123,694  $990,871     $3,114,565  $ 180,000      $118,326    $(118,237)     $3,294,654
                          ==========  ========     ==========  =========      ========    =========      ==========
Liabilities and
 Stockholders' Equity:
Current liabilities:
  Accounts payable......  $   27,383  $     --     $   27,383  $      --      $     --    $      --      $   27,383
  Other current
   liabilities..........      50,912        --         50,912         --            89           --          51,001
  Long-term debt,
   current maturities...          --        --             --         --            --           --              --
                          ----------  --------     ----------  ---------      --------    ---------      ----------
   Total current
    liabilities.........      78,295        --         78,295         --            89           --          78,384
Long-term debt, less
 current maturities.....     771,190   381,695(c)   1,152,885         --            --           --       1,152,885
Other liabilities.......      46,884        --         46,884         --            --           --          46,884
                          ----------  --------     ----------  ---------      --------    ---------      ----------
   Total liabilities....     896,369   381,695      1,278,064         --            89           --       1,278,153
                          ----------  --------     ----------  ---------      --------    ---------      ----------
Minority interests......      53,098        --         53,098         --            --           --          53,098
Redeemable preferred
 stock..................     207,471        --        207,471         --            --           --         207,471
Stockholders' equity....     966,756   609,176(d)   1,575,932    180,000 (g)   118,237     (118,237)(k)   1,755,932
                          ----------  --------     ----------  ---------      --------    ---------      ----------
                          $2,123,694  $990,871     $3,114,565  $ 180,000      $118,326    $(118,237)     $3,294,654
                          ==========  ========     ==========  =========      ========    =========      ==========

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

       Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                             (Dollars in thousands)

 (a) Reflects the following adjustments to cash and cash
     equivalents:
     (1) Increase resulting from the receipt of proceeds from
         the recent offerings.................................   $ 904,320
     (2) Decrease resulting from the payment of underwriting
         discounts and commissions and other fees and expenses
         related to the recent offerings......................     (34,855)
     (3) Decrease resulting from the payment of outstanding
         borrowings and nonrecurring financing fees related to
         the term loans used to finance the BellSouth and
         Powertel escrow payments.............................    (103,000)
     (4) Increase resulting from sale of common stock to TdF
         under its preemptive rights from the Bell Atlantic
         joint venture and the equity offering................     208,456
                                                                 ---------
         Total adjustments to cash and cash equivalents.......   $ 974,921
                                                                 =========
 (b) Reflects deferred financing costs resulting from the
     payment of underwriting discounts and commissions and
     other fees and expenses related to the recent debt
     offerings.
 (c) Reflects the following adjustments to long-term debt,
     less current maturities:
     (1) Increase resulting from the receipt of proceeds from
         the recent debt offering.............................   $ 481,695
     (2) Decrease resulting from the repayment of outstanding
         borrowings under the term loans used to finance the
         BellSouth and Powertel escrow payments...............    (100,000)
                                                                 ---------
         Total adjustments to long-term debt, less current
     maturities...............................................   $ 381,695
                                                                 =========
 (d) Reflects the following adjustments to stockholders'
     equity:
     (1) Increase resulting from the receipt of proceeds from
         the recent equity offering...........................   $ 422,625
     (2) Decrease resulting from the payment of underwriting
         discounts and commissions and other fees and expenses
         related to the recent equity offering................     (18,905)
     (3) Decrease resulting from payment of nonrecurring
         financing fees related to the term loans used to
         finance the BellSouth and Powertel escrow payments...      (3,000)
     (4) Increase resulting from sale of common stock to TdF
         under its preemptive rights from the Bell Atlantic
         joint venture and the equity offering................     208,456
                                                                 ---------
     Total adjustments to stockholders' equity................   $ 609,176
                                                                 =========
 (e) Reflects the payment of the cash portion of the purchase price for the proposed BellSouth transaction.
 (f) Reflects the basis of property and equipment recorded in connection with the proposed BellSouth transaction.
 (g) Reflects the increase resulting from the issuance of common stock for a portion of the purchase price for the proposed BellSouth transaction.
 (h) Reflects the historical amounts from the statement of net assets for the tower operations acquired in the Powertel acquisition.
 (i) Reflects the payment of the closing price for the Powertel acquisition.
 (j) Reflects the increase in basis of property and equipment acquired in the Powertel acquisition.
 (k) Reflects the elimination of the historical basis of the net assets acquired in the Powertel acquisition.

    The following table summarizes the adjustments for the recent offerings, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                                    Adjustment Reference
                          -------------------------------------------------------------------------
                          (a)(1),(a)(4),(c)(1),(d)(1),(d)(4) (a)(2),(b),(d)(2) (a)(3),(c)(2),(d)(3)  Totals
                          ---------------------------------- ----------------- -------------------- ---------
Cash and cash
 equivalents............              $1,112,776                 $(34,855)          $(103,000)      $ 974,921
Deferred financing cost
 and other assets, net..                     --                    15,950                 --           15,950
Long-term debt, less
 current maturities.....                (481,695)                     --              100,000        (381,695)
Stockholders' equity....                (631,081)                  18,905               3,000        (609,176)
                                      ----------                 --------           ---------       ---------
                                      $      --                  $    --            $     --        $     --
                                      ==========                 ========           =========       =========


    The following table summarizes the adjustments for the BellSouth transaction, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                                            Adjustment Reference
                                                            --------------------
                                                                (e),(f),(g)
                                                            --------------------
   Cash and cash equivalents...............................      $(380,000)
   Property and equipment, net.............................        610,000
   Escrow deposits for acquisitions........................        (50,000)
   Stockholders' equity....................................       (180,000)
                                                                 ---------
                                                                 $     --
                                                                 =========

    The following table summarizes the adjustments for the Powertel acquisition, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                                            Adjustment Reference
                                                            --------------------
                                                                (i),(j),(k)
                                                            --------------------
   Cash and cash equivalents...............................      $(224,617)
   Property and equipment, net.............................        156,380
   Escrow deposits for acquisitions........................        (50,000)
   Stockholders' equity....................................        118,237
                                                                 ---------
                                                                 $     --
                                                                 =========

   The following table summarizes the unaudited pro forma balance sheet for the restricted group under our high yield debt instruments. Such information is not intended as an alternative measure of financial position as determined in accordance with generally accepted accounting principles.

                                                             As of March 31, 1999
                          --------------------------------------------------------------------------------------------
                                                   Restricted Adjustments                          Restricted
                                                     Group        for                                Group
                             Pro     Exclusion of     Pro      Proposed              Adjustments   Pro Forma
                          Forma for  Unrestricted  Forma for   BellSouth  Historical for Powertel   for the
                          Offerings  Subsidiaries  Offerings  Transaction  Powertel  Acquisition  Transactions
                          ---------- ------------  ---------- ----------- ---------- ------------ ------------
Assets:
Current assets:
 Cash and cash
  equivalents...........  $1,076,768 $   (51,178)  $1,025,590  $(380,000)  $     --   $(224,617)   $  420,973
 Receivables............      37,146     (20,070)      17,076         --         --          --        17,076
 Inventories............       8,634      (5,362)       3,272         --         --          --         3,272
 Prepaid expenses and
  other current
  assets................       7,148      (6,123)       1,025         --      1,604          --         2,629
                          ---------- -----------   ----------  ---------   --------   ---------    ----------
   Total current
    assets..............   1,129,696     (82,733)   1,046,963   (380,000)     1,604    (224,617)      443,950
Property and equipment,
 net....................   1,233,204  (1,054,900)     178,304    610,000    116,722     156,380     1,061,406
Escrow deposits for
 acquisitions...........     100,000          --      100,000    (50,000)        --     (50,000)           --
Investments in
 Unrestricted
 Subsidiaries...........          --     992,675      992,675         --         --          --       992,675
Goodwill and other
 intangible assets,
 net....................     617,769    (476,326)     141,443         --         --          --       141,443
Deferred financing costs
 and other assets, net..      33,896      (4,540)      29,356         --         --          --        29,356
                          ---------- -----------   ----------  ---------   --------   ---------    ----------
                          $3,114,565 $  (625,824)  $2,488,741  $ 180,000   $118,326   $(118,237)   $2,668,830
                          ========== ===========   ==========  =========   ========   =========    ==========
Liabilities and
 Stockholders' Equity:
Current liabilities:
 Accounts payable.......  $   27,383 $   (22,646)  $    4,737  $      --   $     --   $      --    $    4,737
 Other current
  liabilities...........      50,912     (46,255)       4,657         --         89          --         4,746
 Long-term debt,
  current maturities....          --          --           --         --         --          --           --
                          ---------- -----------   ----------  ---------   --------   ---------    ----------
   Total current
    liabilities.........      78,295     (68,901)       9,394         --         89          --         9,483
Long-term debt, less
 current maturities.....   1,152,885    (458,685)     694,200         --         --          --       694,200
Other liabilities.......      46,884     (45,140)       1,744         --         --          --         1,744
                          ---------- -----------   ----------  ---------   --------   ---------    ----------
   Total liabilities....   1,278,064    (572,726)     705,338         --         89          --       705,427
                          ---------- -----------   ----------  ---------   --------   ---------    ----------
Minority interests......      53,098     (53,098)          --         --         --          --            --
Redeemable preferred
 stock..................     207,471          --      207,471         --         --          --       207,471
Stockholders' equity....   1,575,932          --    1,575,932    180,000    118,237    (118,237)    1,755,932
                          ---------- -----------   ----------  ---------   --------   ---------    ----------
                          $3,114,565 $  (625,824)  $2,488,741  $ 180,000   $118,326   $(118,237)   $2,668,830
                          ========== ===========   ==========  =========   ========   =========    ==========